Schedule A

RULE 10F-3 TRANSACTIONS REPORT
January 1, 2004 through March 31, 2004
Affiliated Underwriter: Banc of America Securities, LLC

	Type of
	Security*	Date			Principal/				% of
	(1), (2),	Offering	Purchase		Shares		Price Paid	% of	Fund
Issuer	(3),(4)	Commenced	Date	Selling Broker**	Purchased	Price/Par	By Fund	Issue	Assets

Nations Funds Trust
Nations Asset Allocation Fund
Sungard Data Systems 4.875% 01/15/14	3	01/12/04	01/12/04	CitiGroup Financial	52,000	$99.336	$51,655	0.02%	0.03%
iStar Financial, Inc. 4.875% 01/15/09	3	01/15/04	01/15/04	Deutsche Bank	169,000	$99.892	$168,817	0.05%	0.08%
Proctor & Gamble 5.5% 02/01/34	1	01/22/04	01/22/04	Goldman Sachs	72,000	$99.577	$71,695	0.01%	0.03%
Corning Inc. 5.9% 03/15/14	1	03/09/04	03/09/04	J.P. Morgan Chase	85,000	$99.850	$84,873	0.04%	0.04%
Toll Brothers, Inc. 4.95% 03/15/14	3	03/09/04	03/09/04	CitiGroup Financial	97,000	$99.517	$96,531	0.03%	0.05%
International Lease Corporation 3.5% 04/01/09	1	03/19/04	03/19/04	J.P. Morgan Chase	213,000	$99.785	$212,542	0.04%	0.11%
EOP Operating LLP 4.75% 03/15/14	1	03/23/04	03/23/04	CitiGroup Financial	128,000	$99.774	$127,711	0.01%	0.06%

Nations Bond Fund
Sungard Data Systems 4.875% 01/15/14	3	01/12/04	01/12/04	CitiGroup Financial	1,726,000	$99.336	$1,714,539	0.69%	0.07%
iStar Financial, Inc. 4.875% 01/15/09	3	01/15/04	01/15/04	Deutsche Bank	5,525,000	$99.892	$5,519,033	1.58%	0.23%
Proctor & Gamble 5.5% 02/01/34	1	01/22/04	01/22/04	Goldman Sachs	2,194,000	$99.577	$2,184,719	0.44%	0.09%
WFS Financial Auto 2004-1 2.34% 08/22/11	1	02/09/04	02/09/04	CitiGroup Financial	5,000,000	$99.983	$4,999,143	0.34%	0.21%
Corning Inc. 5.9% 03/15/14	1	03/09/04	03/09/04	J.P. Morgan Chase	2,730,000	$99.850	$2,725,905	1.37%	0.12%
Toll Brothers, Inc. 4.95% 03/15/14	3	03/09/04	03/09/04	CitiGroup Financial	3,102,000	$99.517	$3,087,017	1.03%	0.13%
International Lease Corporation 3.5% 04/01/09	1	03/19/04	03/19/04	J.P. Morgan Chase	6,760,000	$99.785	$6,745,466	1.13%	0.29%
EOP Operating LLP 4.75% 03/15/14	1	03/23/04	03/23/04	CitiGroup Financial	3,822,000	$99.774	$3,813,362	0.38%	0.16%

Nations Convertible Securities Fund
Teva Pharmaceuticals 0.5% 02/01/24	1	01/22/04	01/22/04	Lehman Brothers	30,000,000	$100.000	$30,000,000	7.50%	1.89%
American Axle 2% 02/15/24	1	02/06/04	02/06/04	Wachovia	498,000	$100.000	$498,000	0.38%	0.03%
Solectron Corporation 0.5% 02/15/34	1	02/09/04	02/09/04	Goldman Sachs	4,975,000	$100.000	$4,975,000	1.11%	0.32%
Fluor Corporation 1.5% 02/15/24	1	02/11/04	02/11/04	CitiGroup Financial	7,425,000	$100.000	$7,425,000	2.48%	0.46%
Dick’s Sporting Goods 1.6061% 02/18/24	1	02/11/04	02/11/04	Merrill Lynch	1,990,000	$67.625	$1,345,738	0.87%	0.08%
Saks, Inc. 2% 03/15/24	1	03/17/04	03/17/04	Goldman Sachs	4,970,000	$100.000	$4,970,000	2.49%	0.31%
Chesapeake Energy Pfd 4.125%	3	03/24/04	03/24/04	Lehman Brothers	10,000	$1,000.000	$10,000,000	4.44%	0.64%

Nations Government Securities Fund
FHLMC 2.375% 02/15/07	1	01/14/04	01/14/04	J.P. Morgan Chase	600,000	$99.707	$598,240	0.01%	0.28%

Nations MidCap Growth Fund
XM Satellite Radio Holdings, Inc.	1	01/22/04	01/22/04	Bear Stearns	77,801	$26.500	$2,061,727	0.39%	0.38%

Nations Short-Term Income Fund
FHLMC 2.375% 02/15/07	1	01/14/04	01/14/04	J.P. Morgan Chase	10,000,000	$99.707	$9,970,700	0.20%	0.90%
USSA Auto Owner Trust 2004-1 A4 2.671% 10/15/10	1	02/23/04	02/23/04	Barclays	8,200,000	$99.973	$8,197,752	0.43%	0.69%
Daimler Chrysler Auto Trust 2004-A 2.58% 04/08/09	1	02/24/04	02/24/04	Deutsche Bank	5,000,000	$99.982	$4,999,121	0.50%	0.42%

Nations Short-Intermediate Government Fund
FHLMC 2.375% 02/15/07	1	01/14/04	01/14/04	J.P. Morgan Chase	800,000	$99.707	$797,654	0.02%	0.19%
Federal Farm Credit Bank 2.625% 09/17/07	1	03/04/04	03/04/04	Wachovia	700,000	$99.756	$698,292	0.05%	0.17%

Nations Strategic Income Fund
Sungard Data Systems 4.875% 01/15/14	3	01/12/04	01/12/04	CitiGroup Financial	105,000	$99.336	$104,303	0.04%	0.04%
Proctor & Gamble 5.5% 02/01/34	1	01/22/04	01/22/04	Goldman Sachs	148,000	$99.577	$147,374	0.03%	0.06%
Toll Brothers, Inc. 4.95% 03/15/14	3	03/09/04	03/09/04	CitiGroup Financial	200,000	$99.517	$199,034	0.07%	0.08%
International Lease Corporation 3.5% 04/01/09	1	03/19/04	03/19/04	J.P. Morgan Chase	438,000	$99.785	$437,058	0.07%	0.18%
EOP Operating LLP 4.75% 03/15/14	1	03/23/04	03/23/04	CitiGroup Financial	268,000	$99.774	$267,394	0.03%	0.11%

Corporate Bond Portfolio
Sungard Data Systems 4.875% 01/15/14	3	01/12/04	01/12/04	CitiGroup Financial	159,000	$99.336	$157,944	0.06%	0.26%
Proctor & Gamble 5.5% 02/01/34	1	01/22/04	01/22/04	Goldman Sachs	88,000	$99.577	$87,628	0.02%	0.14%
EOP Operating LLP 4.75% 03/15/14	1	03/23/04	03/23/04	CitiGroup Financial	443,000	$99.774	$441,999	0.04%	0.72%

High Income Portfolio
Exco Resources, Inc. 7.25% 01/15/11	3	01/14/04	01/14/04	Credit Suisse First Boston	23,000	$100.000	$23,000	0.01%	0.23%
Argosy Gaming Corporation 7% 01/15/14	3	02/05/04	02/05/04	Morgan Stanley	45,000	$100.000	$45,000	0.01%	0.50%
Trinity Industries 6.5% 03/15/14	3	03/05/04	03/05/04	J.P. Morgan Chase	20,000	$101.125	$20,225	0.01%	0.25%
Norske Skog, Inc. 7.375% 03/01/14	3	03/10/04	03/10/04	Merrill Lynch	60,000	$100.000	$60,000	0.02%	0.74%
Standard Pacific Corporation 6.25% 04/01/14	1	03/11/04	03/11/04	Credit Suisse First Boston	35,000	$100.000	$35,000	0.02%	0.44%
Rural Cellular Corporation 8.25% 03/15/12	3	03/15/04	03/15/04	Lehman Brothers	30,000	$100.000	$30,000	0.01%	0.39%
Nextell Communication Corporation 5.95% 03/15/14	3	03/15/04	03/15/04	J.P. Morgan Chase	80,000	$97.795	$78,236	0.02%	1.01%
Services Corporation International 6.75% 04/01/16	3	03/30/04	03/30/04	Merrill Lynch	39,000	$99.500	$38,805	0.02%	0.51%

*     The following designations identify whether the securities are: (1) part of a Registered Offering; (2) part of an Eligible Foreign Offering; (3) part of an Eligible Rule 144A Offering; or (4) Eligible Municipal Securities, as such terms are defined in the Procedures for Investment Pursuant to Rule 10f-3 under the Investment Company Act of 1940, as amended.

**     The Selling Broker is not affiliated with the Affiliated Underwriter.

The amount of securities of any class purchased by a Fund aggregated with purchases by any other investment company advised by the Adviser, and any purchases by another account with respect to which the Adviser has investment discretion if the Adviser exercised such investment discretion with respect to the purchase, shall not exceed (i) 25% of the principal amount of the offering of such class or (ii) if an Eligible Rule 144A offering, 25% of the total of the principal amount of the offering of such class sold to qualified institutional buyers plus the principal amount of the offering of such class in any concurrent public offering.

The securities were offered in a firm commitment underwriting (unless a rights offering) and the securities purchased were of an issuer who had been in continuous operations for not less than three years, including predecessors (except for Eligible Municipal Securities).